UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  May 25, 2016
(Date of Earliest Event Reported)

CAPSTEAD MORTGAGE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-08896	75-2027937
(State of Incorporation)	(Commission File No.)	(I.R.S.Employer Identification No.)

8401 North Central Expressway Suite 800 Dallas, Texas	75225
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (214) 874-2323

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 5.07.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The annual meeting of stockholders was held on May 25, 2016.  As of March 28, 2016, the record date for the annual meeting, there were 95,947,090 shares outstanding and entitled to vote.  At the annual meeting 88,378,808 shares, or approximately 92.11% of the eligible voting shares, were represented either in person or by proxy.

At the meeting, the stockholders voted on the following items:

1.	Proposal (1) to elect eight nominees to our board of directors to hold office until the next annual meeting of stockholders and until their successors are elected and qualified. The following nominees were elected to the board (constituting the entire board), with the voting results for each nominee as shown:

Name	For	Against	Withheld/ Abstentions	Broker Non-votes

Jack Bernard	61,343,694	809,492	199,314	26,026,308
Jack Biegler	61,385,538	777,213	189,749	26,026,308
Michelle P. Goolsby	61,403,976	749,320	199,204	26,026,308
Andrew F. Jacobs	61,421,108	739,614	191,778	26,026,308
Gary Keiser	61,284,667	867,295	200,538	26,026,308
Christopher W. Mahowald	61,404,317	746,638	201,545	26,026,308
Michael G. O’Neil	61,127,992	1,021,228	203,280	26,026,308
Mark S. Whiting	61,213,643	937,669	201,188	26,026,308

2.	Proposal (2) to approve on an advisory (nonbinding) basis our 2015 executive compensation. This proposal was approved by the votes indicated below:

For	Against	Abstain	Broker Non-votes

59,904,659	1,850,624	597,217	26,026,308

3.	Proposal (3) to approve our Third Amended and Restated Incentive Bonus. This proposal was approved by the votes indicated below:

For	Against	Abstain	Broker Non-votes

59,338,159	2,405,958	608,383	26,026,308

4.	Proposal (4) to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016. This proposal was approved by the votes indicated below:

For	Against	Abstain	Broker Non-votes

87,263,502	824,393	290,913	-0-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTEAD MORTGAGE CORPORATION

May 27, 2016
	By:	/s/ Phillip A. Reinsch
Phillip A. Reinsch
Executive Vice President, Chief Financial
Officer and Treasurer